UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

WeWin Group Corp

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-209478	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

506 Enterprise Ave, Kitimat BC, Canada	V8C 2E2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 888-2886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 10, 2018, the Board of Directors of the Company unanimously adopted a resolution seeking shareholder approval to amend the Company’s Articles of Incorporation to (1) authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001; (2) increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001 and (3) change the name of the Company to AllyMe Group, Inc. Thereafter, on September 10, 2018, pursuant to the By-Laws of the Company and applicable Nevada law, shareholders holding in excess of fifty percent (50%) of the votes entitled to be cast on the aforementioned matter adopted a resolution to authorize the Board of Directors, in its sole discretion, to amend the Company’s Articles of Incorporation to (1) authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001; (2) increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001 and (3) change the name of the Company to AllyMe Group, Inc.

On September 12, 2018, The Company filed a Preliminary Schedule 14C with the U.S. Securities and Exchange Commission with respect to the above-indicated action. Thereafter, the Company filed a Definitive Schedule 14C with the U.S. Securities and Exchange Commission on September 24, 2018 and mailed a Notice of the action to be taken to its shareholders. On November 30, 2018, more than twenty (20) days having passed since the mailing of the Notice, the Company filed a Certificate of Amendment of its Articles of Incorproation with the Secretary of State of the State of Nevada which changed the authorized shares of the corporation from 75,000,000 shares (par value $0.001) to 770,000,000 shares (par value $0.0001), comprising 750,000,000 shares of Common Stock (par value $0.0001) and 20,000,000 shares of Prefrred Stock (par value $0.0001) and changed the name of the corporation from WeWin Group Corp to AllyMe Group, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllyMe Group, Inc. (formerly known as WeWin Group Corp)

By:	/s/ Zilin Wang
Name:	Zilin Wang
Title:	President

Dated: December 10, 2018